Exhibit No. 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

In December 2004, INTAC International, Inc. a Nevada corporation (“INTAC”), acquired all of the equity securities of Beijing Huana Xinlong Information and Technology Development Co., Ltd. (“Huana Xinlong”).  The following unaudited pro forma condensed combined financial statement have been prepared to give effect to the completed acquisition, which was accounted for as a purchase, as if it was completed on February 28, 2004 (Huana Xinlong date of inception).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 for INTAC and the unaudited proforma combined results of operations for the period from February 26, 2004 (date of inception) to November 30, 2004 for Huana Xinlong are presented herein.

The unaudited pro forma condensed combined statement of operations were prepared using the historical statements of operations for the year ended December 31, 2004 for INTAC and the historical statements of operations for the period February 26, 2004 (date of inception) to November 30, 2004 for Huana Xinlong with appropriate adjustments to give effect to depreciation and amortization expense.  These proforma amounts are not necessarily indicative of consolidated operating results which would have been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect the synergistic effect on operating, selling and general administrative expenses nor do the amounts reflect higher costs associated with the unanticipated integration or other organization activities the Company may be forced to undertake as a result of the acquisition.

The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations.  The acquisition consideration issued by the Company in the transaction consisted of up to 2,000,000 shares of Company common stock, including 1,000,000 shares issued on closing and up to an additional 1,000,000 shares contingent on achieving net income of $13 million during the thirteen month period ending December 31, 2005 (and the Company will issue a lesser number of shares on a pro rata basis in the event net income is less than $13 million).  The Company agreed to file a registration statement to register these shares within 90 days after the closing of the acquisition. The excess of the purchase price over the fair value of the net assets indentifiable acquired represents goodwill.  The final allocation of the purchase price was based on the valuation of the software property that was performed in December 2004.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined financial statement is presented for illustrative purposes and does not purport to represent what the results of operations actually would have been if the events described above occurred as of the dates indicated or what results would be for any future periods.  The unaudited pro forma condensed combined financial statements and the accompanying notes are based upon the respective historical consolidated and combined financial statements of INTAC and Huana Xinlong.  They should be read in conjunction with the historical financial statements and related notes of INTAC, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the INTAC Annual Report on Form 10-K for the year ended December 31, 2004, as well as the historical consolidated financial statements and related notes of Huana Xinlong which are attached as Exhibit 99.1 to the INTAC Current Report on Form 8-K/A (Amendment No. 1) dated December 31, 2004 and filed with the Securities and Exchange Commission on March 16, 2005.

INTAC INTERNATIONAL, INC, AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	INTAC year ended December 31, 2004	Huana Xinlong Period from February 26, 2004 (date of inception) to December 31, 2004	Pro Forma Adjustments		Pro Forma Combined

Revenue
Distribution business	$111,025,925	$—	$—		$111,025,925
Career development services	4,231,076	742,153	—		4,973,229

Total revenues	115,257,001	742,153	—		115,999,154

Cost of revenue
Distribution business	101,831,520	—	—		101,831,520
Career development services	1,233,490	701,503	20,190	(A)	1,955,183

Total cost of revenue	103,065,010	701,503	20,190		103,786,703

Total gross profit	12,191,991	40,650	(20,190)		12,212,451

Total operating expenses	5,931,771	669,799	—		6,601,570

Income (loss) from operations	6,260,220	(629,149)	(20,190)		5,610,881

Total other income (expenses), net	488,124	—	—		488,124

Income (loss) before income taxes	6,748,344	(629,149)	(20,190)		6,099,005

Income taxes	931,847	—	—		931,847

Net income (loss)	$5,816,497	$(629,149)	$(20,190)		$5,167,158

Net income (loss) per share from continuing operations
Basic	$0.28	$ N/A	$ N/A		$0.24
Diluted	$0.28	$ N/A	$ N/A		$0.23

Weighted average common shares
Basic	20,711,122	N/A	1,000,000	(B)	21,711,122
Diluted	21,007,978	N/A	1,000,000	(B)	22,007,978

See accompanying notes to unaudited pro forma condensed combined financial statement

Note 1:  Basis of Pro Form Presentation

In December 2004, INTAC International, Inc. (“INTAC”) acquired all of the outstanding equity securities of Beijing Huana Xinlong Information and Technology Development Co., Ltd. (“Huana Xinlong”).  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004, were prepared using the historical statement of operations for INTAC for the year ended December 31, 2004 and the historical statement of operations for Huana Xinlong for the period February 26, 2004 (date of inception) to November 30, 2004 and have been prepared to reflect the acquisition as if it had occurred on February 26, 2004.

The selected unaudited pro forma condense combined financial information may not be indicative of the historical results that would have occurred had INTAC and Huana Xinlong been combined during the time period or the future results that may be achieved after the merger.

On a combined basis, there were no significant transactions between INTAC and Huana Xinlong during the period presented.  There are no significant differences between accounting policies of INTAC and Huana Xinlong.

Note 2:  Purchase Price

The unaudited pro forma condensed combined financial statements reflects the 1,000,000 shares issued on closing (recorded at $13 million) and excludes the issuance of the additional 1,000,000 shares contingent on achieving net income of $13 million during the thirteen month period ending December 31, 2005 (and the Company will issue a lesser number of shares on a pro rata basis in the event net income is less than $13 million).

The purchase price for Huana Xinlong was determined by arms-length negotiation between INTAC management and Huana Xinlong’s former parent, Forever Sino International Limited, taking into account a number of factors, including the value of the assets, the historical and projected financial performance of Huana Xinlong and the valuations of comparable businesses and financial performance.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed as of the date of acquisition:

Current assets	$306,333
Acquired software	2,039,307
Non-current assets	192,801
Total assets acquired	2,538,441
Current liabilities assumed	1,193,097
Net assets acquired	1,345,344
Purchase price	13,000,000
Excess purchase price	$11,654,656

The excess of the purchase price over the fair value of the net assets indentifiable acquired represents goodwill and is not deductible for tax purposes.  The final allocation of the purchase price was based on the valuation of the software property that was performed in December 2004.

Note 3:  Pro Forma Net Income (Loss) Per Share

The unaudited pro forma condensed combined statement of operations has been prepared as if the acquisition was completed as of February 26, 2004.  The pro forma basic and diluted income per share are based on the weighted average number of shares of INTAC common stock, options and the restricted stock award (when dilutive, using the treasury stock method) outstanding during the period.  The following table shows the adjusted pro forma combined basic and diluted shares as of December 31, 2004 presented:

Weighted Average Shares
Shares used in per share calculation for the period February 26, 2004 (date of inception) to December 31, 2004:
Basic	21,711,122
Diluted	22,007,978

Note 4:  Pro Forma Adjustments

(A)                              To record the incremental amortization based on the revaluation of the software property that was performed in December 2004 using an estimated useful life of five years.

(B)                                To record the initial purchase price of 1,000,000 shares issued on closing of the acquisition of Huana Xinlong by INTAC